Exhibit 15.2
[Appleby Letterhead]
HURRAY! HOLDING CO., LTD.
11/F, China Railway Construction Tower
No. 20 Shijingshan Road
Shijingshan District
Beijing 100131
People’s Republic of China
27 April 2010
Dear Sirs:
We hereby consent to the reference to our firm under the heading “Enforcement of Civil Liabilities” in the annual report on Form 20-F for the fiscal year ended December 31, 2009 of HURRAY! HOLDING CO., LTD. to be filed with the Securities and Exchange Commission in the month of April 2010.
Yours faithfully,
/s/ Appleby
Appleby